UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2015

CALIX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34674	68-0438710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1035 N. McDowell Boulevard, Petaluma, California		94954
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (707) 766-3000
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
The information set forth in Item 2.03 of this Report is incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On December 23, 2015 (the “Amendment Date”), the Company entered into a First Amendment of Credit Agreement (the “First Amendment”) with Bank of America, N.A. as administrative agent and lender, which modifies the Company’s Credit Agreement dated as of July 29, 2013 (the “Credit Agreement”).
The Amendment extends the maturity date of the revolving facility under the Credit Agreement from July 29, 2016 to September 30, 2018. The Amendment also modifies the definition of consolidated leverage ratio, which would apply in the event the Company makes any borrowings under the Credit Agreement, and certain other definitions and terms as described in the Amendment.
As of December 23, 2015, no revolving loans were drawn under the Credit Agreement, as amended.
There is no material relationship between the Company or any of its subsidiaries or affiliates and Bank of America, N.A. other than the Credit Agreement, as amended, and certain commercial banking relationships entered into in the ordinary course of business.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Credit Agreement dated as of December 23, 2015 by and among Calix, Inc. and Bank of America, N.A. as administrative agent and lender.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 28, 2015	CALIX, INC.

		By:	/s/ William J. Atkins
William J. Atkins
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	First Amendment to Credit Agreement dated as of December 23, 2015 by and among Calix, Inc. and Bank of America, N.A. as administrative agent and lender.